EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-113851) pertaining to the 1993 and 2003 Stock Option Plans of Champion Industries, Inc. and Subsidiaries of our report dated December 31, 2003, with respect to the consolidated financial statements and schedule of Champion Industries, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended October 31, 2005.

/s/ Ernst & Young, LLP

Charleston, West Virginia
January 26, 2006